As filed with the Securities and Exchange Commission on February 22, 2006.
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NAVARRE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1704319 (I.R.S. Employer Identification No.)
7400 49th Avenue North
New Hope, Minnesota 55428
(Address of principal executive offices, including Zip Code)
NAVARRE CORPORATION 2004 STOCK PLAN
(Full title of the plan)

Ryan F. Urness, Esq.	Copy to:
General Counsel and Secretary	Philip T. Colton
Navarre Corporation	Winthrop & Weinstine, P.A.
7400 49th Avenue North	225 South Sixth Street
New Hope, Minnesota 55438	Suite 3500
Telephone: (763) 971-2770	Minneapolis, Minnesota 55402
(Name, address and telephone number	Telephone: (612) 604-6400
including area code of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered (1)	Per Share (2)	Price (2)	Fee(1)
Common Stock, no par value(1)	1,500,000 shares	$4.311	$6,496,500	$695.13

(1)	The number of shares being registered consists of 1,500,000 shares of the Registrant’s Common Stock which may be issued under the Navarre Corporation 2004 Stock Plan, as amended, in addition to shares previously registered. Pursuant to Rule 416(a) under the Securities Act of 1933, the number also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. Pursuant to General Instruction E of Form S-8, the filing fee is paid only with respect to the additional securities being registered.

(2)	Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee; the offering price is equal to the average of the high and low prices of the Registrant’s Common Stock as of February 21, 2006, as reported on The Nasdaq National Market.

PART II
Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
Exhibit Index
Amended and Restated 2004 Stock Plan
Opinion/Consent of Linda Alsid Ruehle, Corporate Counsel
Consent of Ernst & Young LLP
Consent of Grant Thornton LLP
Consent of BDO Seidman LLP

STATEMENT OF INCORPORATION
     Pursuant to Instruction E of the General Instructions to Form S-8, the contents of Registration Statement on Form S-8 (File No. 333-110260), filed on September 24, 2004, for the Navarre Corporation 2004 Stock Plan is hereby incorporated by reference and the information required by Part II is omitted, except for Items 3 and 5, which have been updated.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:
a)	the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (filed with the SEC on June 14, 2005, as amended by Forms 10-K/A filed on June 17, 2005 and November 21, 2005);

b)	the Registrant’s Quarterly Reports on Form 10-Q for the period ended June 30, 2005 (filed with the SEC on August 9, 2005, as amended on Form 10-Q/A filed on November 21, 2005); for the period ended September 30, 2005 (filed with the SEC on November 14, 2005, as amended by Form 10-Q/A filed on November 21, 2005); and for the period ended December 31, 2005 (filed with the SEC on February 9, 2006);

c)	the Registrant’s Current Reports on Forms 8-K and 8-K/A (filed with the SEC on April 4, 2005; April 18, 2005; May 17, 2005; June 1, 2005; June 3, 2005; June 29, 2005; July 13, 2005; July 22, 2005; July 25, 2005; July 28, 2005; August 3, 2005; August 12, 2005; August 15, 2005; September 21, 2005; October 19, 2005; November 9, 2005; November 17, 2005; November 18, 2005; November 23, 2005; December 13, 2005; December 29, 2005; January 13, 2006; February 8, 2006 and February 21, 2006);

d)	the Registrant’s Proxy Statement for its Annual Meeting of Shareholders held September 15, 2005 (filed with the SEC on July 29, 2005); and

e)	Description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (filed with the SEC on August 21, 1986 (File No. 0-22982)), pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Item 5. Interests of Named Experts and Counsel.
     Linda Alsid Ruehle, Corporate Counsel, who has passed upon the legality of the securities offered hereby, is eligible for participation in the Navarre Corporation 2004 Stock Plan.
Item 8. Exhibits.
     The exhibits to this Registration Statement on Form S-8 are described in the Exhibit Index below.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota on February 22, 2006.

NAVARRE CORPORATION
By:	/s/ Eric H. Paulson
	Name:	Eric H. Paulson
Its: Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes Eric H. Paulson and Ryan F. Urness, jointly and severally, his attorney-in-fact, with full power of substitution for him and in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric H. Paulson Eric H. Paulson	Chief Executive Officer (principal executive officer)	February 22, 2006

/s/ J. Reid Porter J. Reid Porter	Chief Financial Officer (principal financial and accounting officer)	February 22, 2006

/s/ Charles E. Cheney Charles E. Cheney	Director	February 22, 2006

/s/ Timothy R. Gentz Timothy R. Gentz	Director	February 22, 2006

/s/ James G. Sippl James G. Sippl	Director	February 22, 2006

/s/ Michael L. Snow Michael L. Snow	Director	February 22, 2006

/s/ Tom F. Weyl Tom F. Weyl	Director	February 22, 2006

/s/ Dickinson G. Wiltz Dickinson G. Wiltz	Director	February 22, 2006

/s/ Keith A. Benson Keith A. Benson	Director	February 22, 2006

/s/ Richard Gary St. Marie Richard Gary St. Marie	Director	February 22, 2006

Exhibit Index

Exhibit No.	Description

4*	Navarre Corporation Amended and Restated 2004 Stock Plan.

5*	Opinion of Linda Alsid Ruehle, Corporate Counsel.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of BDO Seidman LLP, Independent Registered Public Accounting Firm

23.4*	Consent of Linda Alsid Ruehle, Corporate Counsel (included in Exhibit 5).

24*	Powers of Attorney (included as part of signature page).

*Filed herewith